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                                                       Exhibit 10.13

                    CREDIT SUPPORT FEE AGREEMENT


THIS AGREEMENT is made as of March 30, 2001 by and between

1. TOYOTA FINANCIAL SERVICES CORPORATION, a Japanese corporation having its principal office at 18-19, Nishiki 2-chome, Naka-ku, Nagoya City, Aichi Prefecture, Japan ("TFS"); and

2. TOYOTA MOTOR CREDIT CORPORATION, a U.S. corporation having its principal office at 19001 South Western Avenue, Torrance, California 90509, U.S.A. ("TMCC").

WHEREBY, it is agreed as follows:

Section 1. Definitions

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

a."Business Day" means a day on which banks and foreign exchange markets are open for business in Tokyo and New York.

b."Credit Support Agreement" means the Credit Support Agreement dated October 1, 2000 made by and between TFS and TMCC.

c."Other Currency" means any lawful currency that is freely transferable and convertible into US Dollar.

d."Payment Date" means the last day of each Reference Period.

e."Reference Period" means a six month period commencing on April 1 or October 1 of each calendar year, provided that:

(i) if the last day of any Reference Period falls on a day which is not a Business Day, the next succeeding Business Day shall be the last day of such Reference Period; and

(ii) any subsequent Reference Period shall commence on the last day of the then current Reference Period.

f."Securities" shall have the same meaning as defined in clause 1 of the Credit Support Agreement.

Section 2. Credit Support Fee

TMCC shall, in connection with the Credit Support Agreement, make payment to TFS in the form of a credit support fee (the "Credit Support Fee") in US Dollars for each Reference Period not later than 30 days after the relevant Payment Date, at the rate of 0.05% per weighted average outstanding amount of all of the Securities, so long as such Securities are issued under the programs, agreements or other arrangements that have been implemented and have the benefit of the Credit Support Agreement.

In calculating the amount of Credit Support Fee, the following conditions are to be met:



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a) The amount of Credit Support Fee shall be computed on the basis of a year of 365/6 days for the actual number of days elapsed.

b) In calculating the number of days elapsed in a Reference Period, the first day shall be included and the last day excluded.

c) The issue date shall be included and the maturity date excluded in calculating the number of days elapsed in a Reference Period in respect of the Securities.

d) The US Dollar equivalent of Securities outstanding in any Other Currency shall be conclusively determined by TFS.

e) Fractions of the amount of Credit Support Fee as a result of the above calculation shall be excluded from the amount to be paid by TMCC to TFS.

Section 3. Tax Matters

TFS and TMCC acknowledge and agree that the payment of the Credit Support Fee shall be made without deduction or withholding for or on account of present or future taxes (including any interest and penalties) unless such deduction or withholding is required by any applicable law or interpretation thereof, in which case, TMCC shall pay to TFS, in addition to the Credit Support Fee, such additional amount as is necessary to ensure that the net amount received by TFS will equal the full amount TFS would have received had no such deduction or withholding been required. TMCC will remit any required deductions or withholdings on behalf of TFS to the appropriate governmental authority within the applicable time periods.

Section 4. Modifications

This Agreement may be modified or amended only by the written agreement of TFS and TMCC. Such written agreement shall not be valid unless this Agreement is attached and referenced thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorised as of the day and year first above written.


                              TOYOTA FINANCIAL SERVICES CORPORATION

                              By: /s/ Hideto Ozaki
                                  -----------------------
                                  Hideto Ozaki
                                  Representative Director


                              TOYOTA MOTOR CREDIT CORPORATION

                              By: /s/ George Borst
                                  -----------------------
                                  George Borst
                                  Representative Director